Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

18 U.S.C. Section 1350

I, James A. Brock, Chief Executive Officer (principal executive officer) of CONSOL Coal Resources GP LLC, the general partner of CONSOL Coal Resources LP (the “Registrant”), certify that to my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2020, of the Registrant (the “Report”):

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 5, 2020

/s/ James A. Brock

James A. Brock

Chief Executive Officer of CONSOL Coal Resources GP LLC, the general partner of the Registrant

(Principal Executive Officer)